UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

Oilsands Quest Inc.
 (Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 263-1623

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On October 10, 2007, the Company appointed John Read to the board of directors effective October 11, 2007. At the present time, Mr. Read is not appointed to any committees of the board of directors. There are no arrangements or understandings pursuant to which Mr. Read was elected to the board of directors although Mr. Read will receive options to acquire 150,000 shares of the Company’s common stock exercisable at the closing sales price on October 11, 2007, and vesting 25% immediately and 25% on each anniversary thereafter. Mr. Read’s options will expire on October 11, 2012.

Mr. Read is an independent director who, for more than the past two years, did not have a material interest, direct or indirect, in any transaction or in any proposed transaction with the Company.

Item 8.01 Other Events.

On October 11, 2007, the Company issued a press release. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc.
(Registrant)

Date: October 15, 2007

/s/ Karim Hirji
Name: Karim Hirji
Title: Chief Financial Officer